News Release 198	Liberty Star Uranium & Metals Corp.
JULY 16, 2015	OTCQB: LBSR Frankfurt: LBVN
FOR IMMEDIATE RELEASE	http://www.libertystaruranium.com/

Liberty Star Announces Voting Results for Its Annual & Special Meeting of Shareholders

TUCSON, Ariz.--(BUSINESS WIRE)--Liberty Star Uranium & Metals Corp. (“Liberty Star” or the “Company”) (OTCQB: LBSR) is pleased to announce the voting results from its 2015 Annual & Special Meeting of Shareholders (the “Meeting”).

A total of 882,574,397 shares representing 75.97% of the issued and outstanding shares as of the Record Date (June 9, 2015) were voted at the Meeting.

All nominated directors were elected, shareholders voted for the ratification of the appointment of MaloneBailey LLP as the Company’s independent registered accounting firm (auditors), and shareholders voted for amending the Company’s articles of incorporation to increase the number of authorized shares from 1,250,000,000 to 6,250,000,000. Two advisory votes were considered: shareholders voted for the approval of a non-binding advisory vote on the compensation of our named executive officer, and voted for a non-binding advisory vote that the compensation of our named executive officers should be held every three years.

Voting totals and Minutes of the Meeting will be posted to http://www.libertystaruranium.com/ soon.

“James A. Briscoe” James A. Briscoe, Professional Geologist, AZ CA
CEO/Chief Geologist
Liberty Star Uranium & Metals Corp.

Contacts:

Agoracom Investor Relations
lbsr@agoracom.com
http://agoracom.com/ir/libertystar
or
Liberty Star Uranium & Metals Corp.
Tracy Myers, 520-425-1433[Missing Graphic Reference]520-425-1433
Investor Relations
info@LibertyStarUranium.com
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